UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) December 1, 2001


                             UNIDYN, CORP (UNDY.OB)
             (Exact name of registrant as specified in its charter)

     NEVADA                        33-55254-31                    87-0438639
State of other jurisdiction   (Commission file  number)      (IRS  Employer
of incorporation)                                           Identification No.)

1433 North Tech Blvd., Suite F104
Gilbert, Arizona                          85233-1005
(Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code:  (480) 507-8333
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Item 2. Acquisition or Disposition of Assets

     Pursuant to the directions of the UniDyn Board, we have accepted an offer from Emerging Power, Inc. (EPI), a privately held Florida Corporation to purchase most of the assets of our Derritron Vibration Products Division (DVPD) which are held by our Belize Corporation, Derritron Vibration Products, Inc. All ongoing operation debts of DVPD and the Derritron Vibration Product's trade name/s are included in the sale, with the exception of the following: DVPD retains the Intellectual Property Rights to the NorthStar, MorningStar, Pegasus Product Lines and the assets of our Sandy, Utah facility.

     EPI assumes the lease and all responsibilities for our Riverside, California location, including any and all payroll obligations to the current employees of DVPD. EPI is given non-exclusive rights to the current NorthStar Product lines, these rights are free from any licensing fees and/or royalties. The terms of the sale to EPI are: $400,000 plus the assumption of approximately $350,000 in DVPD debts.

     We are pleased to announce that the asset sale of DVPD, as described above, was signed on 1 December 2001 pending approval of UniDyn Corp's Board. On 6 December 2001, UniDyn Corp's board reviewed the sale and unanimously approved the transaction. The sale's effective date is 1 December 2001.

     The remaining assets of DVPD that were not sold to EPI have been transferred to UniDyn Corp. The Derritron Vibration Products, Inc., a Belize Corporation, will be dissolved and closed on 31 December 2001.

     It is management's expectation that with the completion of the DVPD sale to EPI and the UniDyn/Avalon Manufacturing facility move from Phoenix to Gilbert, that UniDyn Corp will be able to stem the negative cash flow that has hindered UniDyn Corp's operations since the May 2001 events.


ITEM 5. Other Events

     Due to the current market value of the company, which is directly related to the incidents that were reported at the May 2001 Board meeting, it has been decided to seek approval from the Nevada Office of Corporations to do a reverse 10:1 stock split. This would bring the total number of outstanding shares down to a level more appropriate for our current financial model, force the re-registration of all the outstanding UniDyn Corp Shares and enable UniDyn Corp to proceed with a stockholders' meeting as soon as possible.

     We are now turning our attention to the following three items:

1.   Seeking  a joint  venture  for the  Sterling  Project.
2.   The sale and/or  licensing of the NorthStar,  MorningStar  Pegasus  Product
     Lines.
3.   The  development  of  additional   revenue  streams  for  both  the  Avalon
     Manufacturing Division and the UniDyn Corp.

     In November 2001, we became involved in a legal dispute regarding the termination of our facility lease in Phoenix, Arizona. On 21st December 2001, we filed an Arizona Civil Lawsuit against our previous landlord. We reasonably expect to be counter-sued. We feel confident that we will prevail in this case and do not expect this case to have an adverse effect on our ongoing operations.

FORWARD-LOOKING STATEMENTS

     Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the matters discussed in this filing are forward-looking statements that involve risks and uncertainties, including but not limited to economic, competitive, governmental and technological factors affecting the Company's operations, markets, products and prices and other factors discussed in the Company's various filings with the Securities and Exchange Commission.


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Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 28, 2001          By: /s/ Jeffrey Garman
                              Jeffrey Garman, President
                              Unidyn, Corp.